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                                 EXHIBIT NO. 10
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                                                  EXHIBIT 10
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INDEPENDENT AUDITORS' CONSENT
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We consent to the use in this Pre-effective Amendment No. 1 to Registration
Statement No. 33-62793 of American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-Accounts) on Form N-4 of our report dated March 15, 1995 relating to American Skandia Life Assurance Corporation, our report dated February 20, 1995 relating to American Skandia Life Assurance Corporation Variable Account B - Class 1 and to the references to us under the heading "Independent Auditors" appearing in the Statement of Additional Information which is a part of such Registration Statement and "Selected Financial Data" appearing in the Prospectus which is also a part of such Registration Statement.


/s/DELOITTE & TOUCHE LLP
New York, New York
December 20, 1995